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                                                                    EXHIBIT 11.3



                        PROGENICS PHARMACEUTICALS, INC.
              PRO FORMA STATEMENT OF COMPUTATION OF LOSS PER SHARE



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                                                                             YEAR ENDED    SIX MONTHS ENDED
                                                                            DECEMBER 31,       JUNE 30,
                                                                                1996             1997
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
Pro Forma in accordance with the Securities and Exchange Commission Staff
 Accounting Bulletin No. 83

Net loss..................................................................  $  (6,142,674)   $  (3,065,529)
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Weighted average number of common shares outstanding......................      2,441,675        2,441,675

Shares issuable upon assumed conversion of preferred stock................      4,259,878        4,259,878

Shares issuable upon exercise of outstanding options and warrants.........      1,182,736        1,182,736

Shares assumed to be repurchased under the treasury stock method..........       (466,287)        (466,287)
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Weighted average number of common shares used in computing per share
 data.....................................................................      7,418,002        7,418,002
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Net loss per share........................................................  $       (0.83)   $       (0.41)
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